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                                                                       EXHIBIT 5

DICKINSON                                        500 WOODWARD AVENUE, SUITE 4000
   WRIGHT PLLC                                      DETROIT, MICHIGAN 48226-3425
                                                       TELEPHONE: (313) 223-3500
                                                       FACSIMILE: (313) 223-3598
                                                 http://www.dickinson-wright.com

October 26, 2006

Securities and Exchange Commission
100 F. Street, N.E.
Washington, D.C. 20549

RE: MERCANTILE BANK CORPORATION
    STOCK INCENTIVE PLAN OF 2006
    REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We are acting as counsel for Mercantile Bank Corporation, a Michigan corporation ("Mercantile"), in connection with its registration on a Form S-8 registration statement (the "Registration Statement") of 595,714 shares of its common stock (the "Plan Shares") that may be issued under Mercantile's Stock Incentive Plan of 2006 (the "Plan"). This opinion is being delivered pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the "Act").

     As counsel to Mercantile and in connection with this opinion, we have examined and relied upon copies, certified or otherwise identified to our satisfaction, of (i) the Articles of Incorporation of Mercantile, (ii) the Bylaws of Mercantile, (iii) records of actions of the shareholders and Board of Directors of Mercantile, (iv) resolutions of the Board of Directors of Mercantile relating to the adoption of the Plan, (v) the Registration Statement, and (vi) such other documents as we have deemed appropriate in connection with this opinion.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons signing or delivering an instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, telecopied, facsimile, conformed or photostatic copies, and the absence of any understandings, waivers, or amendments which would vary the terms of any document which we have reviewed. As to various questions of fact material to this opinion, we have relied upon oral or written statements and representations of officers or other representatives of Mercantile and upon certificates or other documents of public officials. We have further assumed that this opinion will be

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Securities and Exchange Commission
October 26, 2006
Page 2


used only in connection with the offer and sale of Plan Shares while the Registration Statement remains in effect under the Act.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that the Plan Shares have been duly authorized and, once the Registration Statement has become effective under the Act, when and to the extent Plan Shares are duly issued, sold, and paid for in accordance with the terms of the Plan, such Plan Shares will be legally issued, fully paid and non-assessable.

     We have not reviewed for purposes of this opinion, and this opinion does not address: any ERISA laws, rules or regulations; any Federal or state securities or "blue sky" laws, rules or regulations; any Federal or state banking laws, rules or regulations, any laws relating to fiduciary duties; or any Federal or state bankruptcy, insolvency, or fraudulent transfer laws.

     This opinion is limited in all respects to matters arising under the Business Corporation Act of the State of Michigan, and, to the extent addressed herein, the Federal law of the United States of America.

     This opinion is limited to the matters set forth herein and no opinion is intended to be implied or may be inferred beyond those expressly stated herein. This opinion is predicated solely upon laws and regulations in existence as of the current date, and as they currently apply, and as to the facts as they currently exist. We assume no obligation to revise or supplement this opinion should such matters change by legislative action, judicial decision or otherwise.

     We consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our Firm's name in Item 5, Interests of Named Experts and Counsel, of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                        Very truly yours,


                                        /s/ Dickinson Wright PLLC

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